360 FUNDS 485BPOS

Exhibit 99 (j)(3)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N‐1A of our report dated August 31, 2023, relating to the financial statements and financial highlights of IMS Capital Value Fund and IMS Strategic Income Fund, each a series of 360 Funds, for the year ended June 30, 2023, and to the references to our firm under the headings “Financial Highlights” in the Prospectus.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

October 28, 2024